SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
   [ ]  Preliminary Proxy Statement
   [ ] Confidential, for use of the Commission only as permitted by Rule 14a-6(e)(2)
   [X]  Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                INTERLINE RESOURCES CORPORATION
        (Name of Registrant as Specified In Its Charter)

                INTERLINE RESOURCES CORPORATION
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
   [X]  No fee required.
   [  ] Fee computed on table below per Exchange Act Rule
        14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies: N/A

        2)     Aggregate number of securities to which
               transaction applies: N/A

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

        4)      Proposed maximum aggregate value of transaction: N/A

        5)      Total fee paid: N/A

   [  ] Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting free was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid: N/A

        2)     Form, Schedule or Registration Statement No.: N/A

        3)     Filing Party: N/A

                INTERLINE RESOURCES CORPORATION
         NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

                    To Be Held July 9, 1997


TO THE SHAREHOLDERS OF INTERLINE RESOURCES CORPORATION:


     The Annual Meeting of the Shareholders of Interline
Resources Corporation (the "Company") will be held at 160 West
Canyon Crest Road, Alpine, Utah, on July 9, 1997, at 2:00 p.m.
local time, for the following purposes:

     1. To elect three (3) directors each to serve until the 1998 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified.

     2. To transact such other business as may come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 23, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

                              By Order of the Board of Directors


                              /s/ Michael R. Williams
                              Chief Executive Officer
Alpine, Utah
May 20, 1997






All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                INTERLINE RESOURCES CORPORATION
                   160 West Canyon Crest Road
                       Alpine, UT  84004
                          ____________

                        PROXY STATEMENT
                 ANNUAL MEETING OF SHAREHOLDERS
                          ____________

                    To Be Held July 9, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Interline Resources Corporation, a Utah corporation, (the "Company") to be voted at the Annual Meeting of Shareholders to be held July 9, 1997 and at any adjournment(s) thereof. The Annual Meeting of Shareholders (the "Meeting") will be held at the Company's offices at 160 West Canyon Crest Road, Alpine, Utah 84004 at 2:00 p.m. local time. This Proxy Statement, the Notice of Annual Meeting of Shareholders and the Proxy were first sent or given to the Company's shareholders on or about May 20, 1997.

     The sole matter to come before the Meeting is the election of three (3) directors to the Board of Directors to serve until the 1998 Annual Meeting of Shareholders and thereafter until their successors are elected and are qualified.

               RECORD DATE AND VOTING SECURITIES

     The securities of the Company entitled to vote at the Meeting consist of shares of the Company's common stock, $.005 par value. Only shareholders of record at the close of business on April 23, 1997, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting. On the record date the Company had outstanding 14,074,160 shares of common stock. See "Principal Shareholders and Security Ownership of Management" for information concerning beneficial ownership of the Company's stock.

     Assuming a quorum is present, the three (3) nominees receiving the greatest number of votes cast by the holders of the common stock will be elected as directors. There will be no cumulative voting in the election of directors.

     Abstentions are treated as present and entitled to vote at the Meeting. Therefore, abstentions will be counted in determining whether a quorum is present and will have the effect of a vote against a matter. A broker non-vote on a matter (i.e., shares held by brokers, on matters requiring a minimum number of votes for approval (but not the election of directors) or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) is considered not entitled to vote on that matter and, thus, will not be counted in determining whether a quorum is present or whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

     All Proxies received pursuant to this solicitation will be voted at the Meeting and at any adjournments thereof as indicated in the Proxy. If no instructions are given, the persons named in the Proxy solicited by the Board of Directors of the Company intend to vote for the nominees for election as directors of the Company listed below.
                    REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

             GENERAL INFORMATION ABOUT THE COMPANY

     The Company is a Utah corporation with its principal and executive offices located at 160 West Canyon Crest Road, Alpine, Utah 84004 (801) 756-3031. Interline Resources Corporation (the "Company"), a Utah corporation, is engaged in two areas of business, each operating as separate subsidiaries: Interline Hydrocarbon Inc., a Wyoming corporation, which commercializes the Company's patented used oil refining technology; and Interline Energy Services, Inc., a Wyoming corporation, which manages the Company's oil and gas operations located in Wyoming.

     The Company has invested substantial resources commercializing a used oil refining technology and has signed license agreements with companies in England, South Korea, Dubai and Australia. The Company's first used oil refinery was constructed in Salt Lake City, Utah, in 1996.

     The Company's main oil and gas operations consist of natural gas gathering, natural gas processing and oil well production.

     The total revenues, total assets and total stockholders' equity for the past five (5) years are as follows:

     Year           Total Revenues      Total Assets   Stockholders' Equity

     1996           $17,011,792         $17,112,679    $3,982,544
     1995           $20,405,802         $18,279,147    $7,983,626
     1994           $11,091,172         $13,931,218    $7,115,740
     1993           $9,740,815          $9,404,667     $4,597,094
     1992           $8,489,768          $4,603,980     $2,424,653


                   PRINCIPAL SHAREHOLDERS AND
                SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding shares of the Company's common stock owned beneficially as of May 20, 1997 by each director and nominee for director, each of the executive officers, all officers and directors as a group and each person known by the Company to beneficially own 5% or more of the outstanding shares of the Company's common stock:
Name and Address
Percentage
of Beneficial Owner           Shares Owned(1)               Owned

Michael R. Williams(2)(3)   3,120,006                    21%
160 W. Canyon Crest Rd.
Alpine, UT 84004

Mark W. Holland(2)(4)         225,065                     2%
160 W. Canyon Crest Rd.
Alpine, UT 84004

Stephen P. Yeoman(2)(5)       140,523                     1%
160 W. Canyon Crest Rd.
Alpine, UT 84004

Maurice D. Sabbah(6)        2,127,916                    14%
c/o 461 Fifth Avenue
New York, NY

All Officers and Directors  3,485,594                    24%
as a Group (3 persons)

Total Shares Issued and    14,762,493                   100%
Outstanding(1)

     (1) As of May 20, 1997 there were 14,074,160 shares of the Company's common stock issued and outstanding. Under the rules of the Securities and Exchange Commission and for purposes of the above set forth chart, all shares issuable to the above referenced persons upon the exercise of options and warrants and conversion rights are deemed to be issued and outstanding. A total of 688,333 shares are issuable upon currently exercisable options and debentures owned by the persons set forth in the table above. Therefore, for purposes of the above set forth chart, there are deemed to be 14,762,493 shares issued and outstanding.

     (2) These individuals are the officers and directors of the Company.

     (3) Mr. Williams is the Company's Chief Executive Officer. The number of shares indicated as owned by Mr. Williams includes 2,628,056 beneficially owned, 104,450 shares owned by his minor children and 387,500 shares issuable upon the exercise of currently exercisable options.

     (4) Mr. Holland is Chief Financial Officer of the Company. The number of shares indicated as owned by Mr. Holland includes 78,399 directly owned by Mr. Holland, and 100,000 shares given by the Company to Mr. Holland upon being appointed a director. These 100,000 shares have a vesting date of January 1, 1998. He also has 46,666 shares which may be issued upon the exercise of a currently exercisable stock option.

     (5) Mr. Yeoman is President of Interline Hydrocarbon, a subsidiary of the Company. He directly owns 1,356 shares of the Company's stock, plus 100,000 shares given by the Company to Mr. Yeoman upon being appointed a director. These 100,000 shares have a vesting date of January 1, 1998. He also has 31,667 shares that may be issued upon the exercise of a currently exercisable stock option. He received an option of an additional 7,500 shares at a price of $4.50 per share upon being appointed a director in May 1997, according to the Company's Officer and Director Stock Option Plan.

     (6) Includes 2,052,666 shares which are owned directly by Mr. Sabbah and 67,750 shares which may be issued upon the conversion of outstanding debt instrument. According to a stock option plan approved by shareholders, he received an option of 7,500 shares at an exercise price of $4.50 per share when he was made a director of the Company and he received an additional option of 7,500 shares at an exercise price of $4.50 per share on March 1, 1997. These 15,000 shares of options expire on June 25, 1997. The number of shares indicated excludes 29,000 shares owned by Mr. Sabbah's daughter and 25,000 shares owned by Mr. Sabbah's wife, as to both of which Mr. Sabbah disclaims beneficial ownership, and any shares issuable upon conversion of an aggregate of about $5,000,000 of debt instruments issued by the Company which are convertible into shares of common stock because of defaults on those debt instruments.

               PROPOSAL 1:  ELECTION OF DIRECTORS

Nominees

     A board of three (3) directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

     The following table sets forth for each nominee for election as a director his name, all positions with the Corporation held by him, his principal occupation, his age and the year in which he first became a director of the Corporation.

     Name                    Age            Position

     Michael R. Williams     45       Chairman/CEO/President/Director

     Mark W. Holland         40       CFO/Director

     Stephen P. Yeoman       42       President of Interline
                                      Hydrocarbon/Director

    Background information concerning the Company's directors is as follows:

    Michael R. Williams. Mr. Williams has been an officer and director of the Company since October 1990. He was also president, founder and majority owner of Interline Natural Gas, a privately held company acquired by the Company. Mr. Williams received his Bachelor of Arts degree in Business Management from Brigham Young University in 1975.

    Mark W. Holland. Mr. Holland is the Company's Chief Financial Officer and has been employed by the Company since 1989. He was appointed a director of the Company in May 1997. He was also a director from March 1995 to May 1996. From 1983 to 1989, Mr. Holland was employed by Savage Industries, Inc. as an accountant and as a Controller for the Ideal Corporation and Cornelius Development corporation subsidiaries. Mr. Holland received his Certified Public Accountant certification in 1989. He received his Bachelor of Science degree in Accounting and Business Administration from Southern Utah State College in 1983.

     Stephen P. Yeoman. Mr. Yeoman has been employed by the Company since August 1992. He was appointed director of the Company in May 1997, and he has previously served as a director and secretary from March 1995 to May 1996. Mr. Yeoman is president of Interline Hydrocarbon Inc., a subsidiary of the Company. From April 1992 to August 1992, Mr. Yeoman was an independent consultant. From March 1988 to March 1992, Mr. Yeoman was employed by Southern American Insurance as executive vice president and director and by Seven Peaks Resort as a director. In April 1992, Seven Peaks Resort filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Law. In March 1992, Southern American Insurance Company filed voluntary liquidation with State of Utah Insurance Department.


Committees and Meetings

     The Board of Directors held four meetings during the 1996 fiscal year. Mr. Williams and Mr. Gagon were directors of the Company during all of the meetings during last fiscal year and the number of Board Meetings attended by each of them is as follows: Michael R. Williams- four meetings; R. LaMar Gagon- four meetings. Mr. Holland and Mr. Yeoman were directors for one meeting during last fiscal year and each attended that meeting as directors. Maurice D. Sabbah, Freddy H. Robinson and Alan Gressel were directors during the past year. Each of these three directors attended three meetings.

     The Board of Directors presently has no standing audit, compensation or nominating committee.

Executive Compensation
    The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the last three years to the Company's Chief Executive Officer and to the Company's most highly compensated executive officers, other than the CEO, whose annual salary and bonus exceeded $100,000:

                   SUMMARY COMPENSATION TABLE

                                                Long-Term Compensation
                     Annual Compensation            Awards       Payouts
(a)          (b)     (c)        (d)   (e)        (f)      (g)      (h)     (i)
                                      Other                                All
Name and                              Annual     Restrict Option/  LTIP    Other
Principal            ($)        ($)   Compen-    Stock    SAR's    Payouts Compensation
Position     Year    Salary     Bonus sation ($) Awards   (#)      ($)     ($)

Michael R.   1996    $168,000    $-0- $-0-       $-0-     7,500(1) $-0-    $-0-
Williams     1995    $198,000    $-0- $-0-       $-0-     7,500(1) $-0-    $-0-
President,   1994    $168,000    $-0- $-0-       $-0-     7,500(1) $-0-    $-0-
CEO
Chairman

Stephen P.   1996    $100,000    $-0- $-0-       $-0-     7,500(2) $-0-    $-0-
Yeoman       1995    $ 95,000    $-0- $-0-       $-0-    24,167(2) $-0-    $-0-
Director/    1994    $ 80,000    $-0- $-0-       $-0-         0(2) $-0-    $-0-
President,
Interline
Hydrocarbon

     (1) In February 1994, Mr. Williams was granted an option to purchase 7,500 shares of the Company's common stock at a price of $5.65 per share, which was the estimated market price at the time of grant. The option was issued pursuant to the Company's 1994 Officer and Director Stock Option Plan and was approved by the Company's shareholders on May 10, 1994. The option was not exercisable until the expiration of six months from the date of shareholder approval. According to the Plan approved by shareholders, 7,500 shares of the Company's stock were granted March 1, 1995 and March 1, 1996 at a price of $4.50.

     (2) In February 1995, Mr. Yeoman was granted an option to purchase 7,500 shares of common stock at a price of $4.50 per share. The option was issued pursuant to the Company's 1994 Officer and Director Stock Option Plan approved by the Company's shareholders on May 10, 1994. According to the Plan approved by shareholders, 7,500 shares were also granted March 1, 1996 at a price of $4.50. Mr. Yeoman was granted 16,667 shares of the Company's stock at an exercise price of $4.50 per share, according to a stock option grant approved by shareholders on June 15, 1995. The option was not exercisable until the expiration of six months from the date of shareholder approval.

     The Company provides health and life insurance to its employees, including its officers and directors.

Stock Options Granted During 1996
     The following table provides information on grants of stock options during 1996 to the persons named in the Summary
Compensation Table above.

                    OPTION GRANTS IN 1996

                   Individual
                     Grants

(a)                  (b)          (c)              (d)        (e)
                                  % of Total
                                  Options          Exercise
                      Options     Granted to       or Base
                      Granted     Employees        Price s    Expiration
     Name             (#)         in Fiscal Year   ($/Sh)     Date

Stephen P. Yeoman     7,500       14.3%            $4.50      3/1/01
Michael R. Williams   7,500       14.3%            $4.50      3/1/01



Option Values at December 31, 1996

     No options were exercised during 1996 by the person named in the Summary Compensation Table. The following table provides information on the unexercised options at December 31, 1996 owned by the people named in the Summary Compensation Table above.

                 AGGREGATE OPTION EXERCISED IN 1996
                  AND YEAR-END 1996 OPTION VALUES

     (a)          (b)    (c)          (d)                (e)
                                   Number of           Value of
                                  Unexercised        Unexercised
                                   Options at        In-the-Money
                               Year End 1996 (#)      Options at
                                                    Year End 1996
                                                        ($)(1)

                Shares
                Acquired Value
     Name        on      Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
                Exercise

Michael R.       -0-      -0-       380,500(2)   -0-            $-0-         -0-
Williams
Stephen P.       -0-      -0-        31,667(3)   -0-            $-0-         -0-
Yeoman


     (1) An "In-the-Money" stock option is an option for which the market price of the Company's common stock underlying the option on December 31, 1996 exceeded the option price. The value shown represents stock price appreciation since the date of grant. The market price was based upon the closing price of the Company's common stock on the American Stock Exchange Emerging Company Marketplace on December 31, 1996 ($0.6875).

     (2) A total of 357,500 of these options were granted in August 1993 at a price of $1.08125 per share, 7,500 were granted in February 1994 and another 7,500 each were granted in March 1995 and March 1996 at a price of $4.50 per share pursuant to the 1994 Officer and Directors Stock Option Plan.

     (3) Options of 7,500 shares each were granted in March 1995 and March 1996 at a price of $4.50 per share under the Company's 1994 Officer and Director Stock Option Plan. The remaining 16,667 were granted according to an option grant approved by shareholders on June 15, 1995 at a price of $4.50 per share.


Employment Agreements
     Michael R. Williams is paid a monthly salary of $14,000 by the Company. Stephen P. Yeoman, a director of the Company and the president of Interline Hydrocarbon, is paid a monthly salary of $8,333. Stephen P. Yeoman and Mark W. Holland were appointed directors on May 16, 1997. In connection with being appointed directors, both Mr. Yeoman and Mr. Holland were given 100,000 shares each of the Company's common stock with a vesting date of January 1, 1998. In March 1997, Maurice Sabbah, Freddy Robinson and Alan Gressel resigned as directors of the Company. Due to the Company's adverse financial position and lack of Directors Liability Insurance, the Company has not been able to attract replacement independent directors. On May 16, 1997, Stephen P. Yeoman and Mark
W. Holland agreed to become directors of the Company and were appointed as directors by Michael Williams, who was the sole remaining director of the Company. As inducement for their agreement to become directors of the Company, the Company agreed to issue Mr. Yeoman and Mr. Holland each 100,000 shares of the Company's common stock. Furthermore, the Company has agreed to enter into employment agreements with them. Employment agreements have not yet been finalized, but it is anticipated that such employment agreements will be for a three- to four-year term, will include cash compensation, which is equivalent to current cash compensation being paid to Mr. Yeoman and to Mr. Holland, and will incentive stock options or incentive stock grants.

Compensation of Directors
     The Company's directors receive no compensation for Board of Directors Meetings attended.

Certain Relationships and Related Transactions

     In connection with the Company's purchase of its corporate offices in Alpine, Utah, in 1992, Michael R. Williams executed a personal and individual guarantee agreement for the $250,000 SBA 504 portion of the long-term financing. Michael R. Williams, Timothy G. Williams and Gearle D. Brooks executed guarantees as individual guarantors of the commercial bank's $562,000 first mortgage.

     Effective December 31, 1993, the Company acquired Gagon Mechanical Contractors, Inc., a Utah corporation owned by R. LaMar Gagon, a former director of the Company, and his brother. The Company issued 200,000 shares of its common stock to the two shareholders of Gagon Mechanical Contractors, Inc. in exchange for all of the issued and outstanding shares thereof. Gagon Mechanical Contractors, Inc. was operated as a wholly owned subsidiary of the Company during 1996.

     During 1993, the Company borrowed funds from officers Michael R. Williams, Timothy G. Williams and Gearle D. Brooks. These loans accrued interest at the rate of 6% per annum and are unsecured. The amounts of such loans made by each lender and the amount due and owed by the Company as of December 31, 1996 was as follows:

                              Total Amount        Unpaid as of
          Lender                of Loans            12/31/96
     Michael R. Williams      $89,519              $ -0-
     Timothy G. Williams      $19,000              $ 9,000
     Gearle D. Brooks         $79,985              $48,269

     As part of the merger with Interline Natural Gas, the Company issued a total of $300,000 in long-term notes to the shareholders of Interline Natural Gas. The amounts of such loans made by each lender and the amount due and owed by the Company as of December 31, 1996 was as follows:

                              Total Amount        Unpaid as of
          Lender                of Loans            12/31/96
     Michael R. Williams      $165,000             $ -0-
     Timothy G. Williams      $ 60,000             $ -0-
     Gearle D. Brooks         $ 75,000             $55,330

     On May 1, 1997, the Company paid $2,200,000 toward accrued interest and principal on the following four notes due to a related party, Maurice D. Sabbah, who was a former director of the Company, totaling $5,030,089. Three of the following Senior Secured notes to a shareholder totaled $2,530,089. This amount and the associated interest was due September 1, 1996. As a result of non payment by the Company, the notes are currently in default. (An event of default under another $2.5 million note (see IV) has occurred, which permits acceleration of the Company's obligation to repay the principal and interest.) The lender has indicated to the Company that he does not currently intend to take remedial action against the Company.

I. During 1994, the Company issued a $250,000 senior convertible note payable to a related party. The note bears interest at 10% and was due on September 1, 1996. After December 31, 1994, the
     note is convertible in full to 67,750 shares of the Company's restricted common stock at the option of the note holder. As a result of the default, the interest rate has changed to 12%.

II. On February 29, 1996 the Company obtained $1,500,000 in a 6% senior secured note from the same related party. The obligation was due September 1, 1996. In the event of a default on the note the principal can be converted to shares of the Company's common stock at the price of the lesser of $3.20 per share or 80 percent of the average closing price for the Company's shares for the five consecutive trading days preceding the date of conversion. The note was secured by all of the issued and outstanding stock of two subsidiaries, Interline Energy Services and Gagon Mechanical Contractors. As a result of the default, the interest rate has changed to 12%.

III. On July 19, 1996, the Company obtained $780,089 in a 9.5% senior secured note from the same related party. The obligation was due September 1, 1996. The note is secured by the outstanding shares of Interline Energy Services, Gagon Mechanical and Interline Hydrocarbon. As a result of the default, the interest rate has changed to 16%.

IV. On May 15, 1996, the Company obtained $2,500,000 in a 9.25% senior secured note from the same related party as above. The note is due January 15, 1998 and is secured by the outstanding shares of Interline Energy Services and Gagon Mechanical. Upon default, the loan may be converted into shares of the Company's common stock at the lesser of $3.12 per share or 80 percent of the average closing price for shares of the Company's common stock for five consecutive trading days preceding the date of conversion. As additional consideration for the shareholder making the Loan to the Company, the Company has issued a Warrant to purchase up to 250,000 shares of common stock at $3.90 per share. As a result of the default, the interest rate has changed to 16%.

     In an effort to cure the default status on the four notes due to a related party, the Company is seeking to restructure the note obligations with the lender, or raise additional sums through equity financing. There can be no assurance that this will be accomplished.

RECOMMENDATION OF BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR all of the above-listed nominees for directors.

          RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Tanner + Co. has served as the Company's independent auditor since 1989. No change of auditors is contemplated. A representative of Tanner + Co. will be present at the Annual
Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to any appropriate questions.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF
1934

     Section 16 of the Securities Exchange Act of 1934 requires the filing of reports for sales and purchases of the Company's common stock made by officers, directors and 10% or greater shareholders. A Form 4 must be filed within 10 days after the end of the calendar month in which a sale or purchase occurred. Based upon review of Forms 4 filed with the Company, the Company believes that all persons required to file reports under Section 16 were current on their filing.

              RIGHTS OF DISSENTING SHAREHOLDERS

     The matters to be considered and acted upon at the Meeting do not create any dissenting shareholders rights under Utah corporation law.

                    STOCKHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1998 Annual Meeting must be received by the Company by January 2, 1998 to be considered for inclusion in the proxy statement and form of proxy relating to the 1998 Meeting.

                        ANNUAL REPORT

     The Company's Annual Report for the year ended December 31,
1996, is being mailed to shareholders with this Proxy Statement.

                           GENERAL

     Management of the Company does not know of any matters other than the foregoing that will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment.

     The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to their proposals and obtaining their proxies. A professional proxy solicitor will not be engaged.

     Whether or not you expect to be present at the meeting, please sign the accompanying form of proxy and return it promptly in the enclosed envelope.

                              By Order of the Board of Directors

                              /s/ Michael R. Williams
                              Michael R. Williams
                              President and Chairman of the Board

May 20, 1997